EXHIBIT 10.14
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                              CONSULTING AGREEMENT
                              --------------------


     THIS CONSULTING AGREEMENT entered into as of the 1st day of November, 1996, by and between LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation, with its principal place of business at 12249 Science Drive, Suite 160, Orlando, FL 32826 (the "Company") and EMANUELA I. CHARLTON, Ph.D., whose address is 619 Long Lake Drive, Oviedo, FL 32765 ("Consultant").

                             Background of agreement
                             -----------------------

     Consultant is an expert in regulatory and clinical affairs with respect to submission of medical device documents to the U.S. Food and Drug Administration ("FDA") and competent authorities and IRB's for review and approval.

     The Company desires to engage the services of Consultant to assist the Company with the preparation and prosecution of applications for approval of its surgical lasers by the FDA or other regulatory authorities, and Consultant desires to provide such services on the terms set forth in this Agreement.

                               Terms of agreement
                               ------------------

     In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

     1. Consulting Services. The Company hereby engages the Consultant to serve as its internal director of regulatory affairs with the following duties:

     (a) Consultant shall have responsibility and oversight of the Company's regulatory and clinical development projects, subject, in all cases, to final approval of all actions by the President of the Company.

     (b) Consultant shall prepare in a timely and effective manner all Company submissions to the FDA, serve as the Company's principal liaison to the FDA, monitor all of the Company's clinical trials for adherence to appropriate regulatory protocols, and assure proper conduct of such clinical trials pursuant to the applicable laws and regulations of the United States, Canada, and other foreign nations in which the Company is planning to sell or license its technologies. Consultant shall obtain the approval of the President of the Company prior to submission of any protocol.

     (c) Once PMA approvals are obtained, Consultant shall take measures necessary to ensure that all post-marketing surveillance requirements are being met by the sales and marketing arms of the Company including assurance of the compliance of advertising claims and collection of any follow-up data required by FDA.

     (d) Consultant shall insure proper IRB approvals are obtained, oversee the proper development, completion, and signing of informed consent documents by all clinical trial participants, and assure that the Company's clinical trials and research meet the Declaration of Helsinki ethical requirements.

     (e) Consultant shall oversee the Company's internal and clinical inspection procedures and activities to insure their compliance with all requirements of applicable U.S. and foreign regulatory agencies.

     (f)  Consultant  shall  assure  the  proper  creation  and  maintenance  of appropriate files and record-keeping for clinical investigators under agreement to the Company to insure compliance with all applicable U.S. and foreign regulatory requirements and the availability of useful and effective data for such submissions.

     (g) Consultant shall serve as a Company liaison with applicable regulatory authorities for the purpose of presenting and interpreting statistical data obtained by the Company in its clinical trials, subject, in all cases, to the prior review and approval by the President of the Company or his designee of the information and conclusions to be presented by Consultant from such data.

     (h) Consultant shall serve as an interface for the Company with HIMA regulatory and FDA groups and shall attend meetings and conferences the Company deems appropriate.

     (i) Consultant shall perform such other services as the Company reasonably requests consistent with her experience and the general scope of this Agreement.

     2. Compensation. As compensation for the Consultant's services herein to the Company, the Consultant shall receive the following:

     (a) The Company shall pay to the Consultant a monthly fee of $5,500 on or about the first day of each month for services rendered by Consultant during the immediately preceding month against Consultant's invoice to the Company.

     (b) The Company shall provide Consultant a monthly housing allowance of $1,000.

     (c) In addition to the cash compensation described above, the Consultant shall be entitled to receive options to purchase shares of the Company's common stock at the times and in the manner as described below. Each time a protocol is submitted and accepted by the FDA for a new IDE study, Consultant shall be issued an option to purchase shares of the Company's common stock, as follows: An option to purchase 5,000 shares shall be issued to Consultant at the time of submission of the protocol ("FDA Submission Options") and an additional option to purchase 5,000 shares shall be issued to Consultant at the time of FDA approval of said protocol ("FDA Approval Options"). These options shall be for a term of five (5) years from the date of issuance, subject to the approval of the Company's Stock Option Committee, granting the Consultant the right to purchase shares of the Company's common stock at a purchase price equal to 100% of the fair market value of the shares of the Company's Common Stock as more fully set forth in and in accordance with the terms of one or more of the Company's stock option plans. The Company's Stock Option Committee shall have sole discretion to determine from which of the Company's stock option plans these options will be granted to Consultant. Consultant shall develop, implement, and maintain a system for providing advance notification to the Company's Stock Option Committee and Chief Financial Officer of each FDA submission and anticipated FDA approval.

     (d) The Company shall reimburse Consultant for all reasonable and necessary expenses in connection with Consultant's travel on Company-related business. Consultant shall provide documentation required by the Company to support each claim for expense reimbursement and shall seek advance approval of the President of the Company for travel expenses or other significant expenses.

     (e) Each invoice from Consultant shall set forth all fees, allowances, and expenses payable by the Company for the month in question. The invoice shall be accompanied by a detailed report from Consultant in a form approved by the Company on the specific duties completed by her during the month for which payment is sought. Company shall have no obligation to pay any amounts to Consultant until such time that Company has received Consultant's invoice and report for an applicable month.

     3. Term. The term of this Agreement shall be two (2) years from the effective date set forth above unless sooner terminated as set forth below. This Agreement shall be automatically renewed for successive one (1) year terms at the end of the initial term and any renewal term unless either party provides the other notice of its intention not to renew this Agreement at least sixty
(60) days prior to the expiration of the initial term or any renewal term of this Agreement. Either party may terminate this Agreement immediately upon notice to the other in the event of the material breach or default by the other party of any material term or condition of this Agreement.

     4. Independent Contractor. The Consultant shall have no authority to represent the Company as, and is not, an agent, partner, or employee of the Company. The Consultant shall obtain specific authority or approval from the President of the Company for each instance in which Consultant will submit information to, or appear before, any regulatory or governmental authority on behalf of the Company. The Consultant in all respects shall be deemed an independent contractor with respect to the performance by the Consultant of her obligations hereunder and shall be solely responsible for any and all taxes on any compensation payable hereunder.

     5. Confidentiality and Nondisclosure. The Consultant acknowledges that, to the best of her knowledge, the Company is the sole and exclusive owner of all rights and remedies in and to the Laser Harmonic(TM) System, the Tunable SoliMed(TM) System, the Compak 200 Mini-Excimer, LaserScan 2000 System, and the proprietary and technological information concerning same, and all products or information derived, or to be derived, from Consultant's assistance. In the event that any trade secret or proprietary information owned by the Company or provided to the Company by Consultant becomes the subject of a patent application under the laws of the United States or any other country, Consultant agrees and understands that the Company shall have all rights and remedies relating thereto.

The Consultant acknowledges that, during the term of this Agreement, she will have access to, or become aware of, trade secret information owned and possessed by the Company or its subsidiaries. Consultant agrees to hold in confidence all such trade secret information disclosed to her or developed by her in connection with this Agreement. The Consultant shall not, at any time during this Agreement or subsequent thereto, disclose or use any trade secret or proprietary information, or engage in or refrain from any action where such action or inaction may result: (a) in the unauthorized disclosure of any or all of the trade secrets to any person or entity; or (b) in the infringement of any or all such rights.

Consultant hereby agrees that she is a "consultant-for-hire," as defined in the United States regarding copyrights. All products of this Agreement shall be deemed "works made for hire," as defined by the laws of the United States regarding copyrights.

Consultant shall promptly disclose to the Company, in writing, if requested, any and all inventions, discoveries, or improvements conceived of or made by Consultant as a result of Consultant's services provided hereunder or relating to the proprietary rights or trade secrets of the Company or its subsidiaries. Consultant shall assign, and hereby agrees to assign, all of her interest to the Company in and to any such matters described in the preceding sentence. This obligation shall continue beyond the term of this Agreement with respect to inventions, discoveries, and improvements conceived of or made by the Consultant during the period of this Consulting Agreement and shall be binding upon the Consultant's assigns, executors, administrators, or legal representatives.

     6. Independent Contractor. Both the Company and the Consultant agree that the Consultant will act as an independent contractor in performing her duties under this Agreement. Accordingly, the Consultant shall be responsible for payment of all taxes, including federal, state, and local taxes arising out of Consultant's activities in accordance with this contract, including by way of illustration but not limitation, federal and state income tax, social security tax, unemployment tax, and other business taxes. Additionally, Consultant shall have no authority, either expressed or implied, to act or represent that she is acting on behalf of the Company, except in those instances where the Company has given her prior written consent and approval.

     7. Assignment. This Agreement may be assigned by the Company to any subsidiary or affiliated company or successor to its business but may not be assigned by the Consultant.

     8. Applicable Law and Binding Effect. This Agreement shall be governed by and construed in accordance the laws of the State of Florida and shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors, and assigns or the parties hereto. Jurisdiction shall vest in the applicable federal and state courts residing in Orange County, Florida. Venue for any proceeding shall be in Orange County, Florida.

     9. Multiple Copies or Counterparts of Agreement. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts, taken together, shall have the effect of a fully executed original.

     10. Legal Fees. In the event any litigation or arbitration arises out of or in connection with this Agreement, the prevailing party in such litigation or arbitration shall receive from the other party all of its court costs and legal expenses, including reasonable attorneys' fees, incurred in any such litigation or arbitration, including those associated with appellate and post-judgment collections proceedings.

     11. Waiver or Modification No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

     12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between the parties with respect to such subject matter, whether written or oral.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                   "COMPANY"

                                         LASERSIGHT TECHNOLOGIES, INC.

                                       /s/ William I. Kern
                                    By:--------------------------------
                                         William I. Kern, President



                                               "CONSULTANT"

                                       /s/ Emanuela I. Charlton
                                       -------------------------------
                                         EMANUELA I. CHARLTON, Ph.D.